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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                          Date of Report: June 27, 1997
                        (Date of earliest event reported)

                              LIDAK PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

        0-18734                                         33-0314804
(Commission File Number)                    (IRS Employer Identification No.)

            11077 North Torrey Pines Road, La Jolla, California 92037
               (Address of principal executive offices)    (Zip code)

                                 (619) 558-0364
               (Registrants telephone number, including area code)



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Item 5.  OTHER EVENTS

         On June 27, 1997 and July 1, 1997, the Company issued 312,541 and 245,100 shares of its Class A Common Stock, respectively, in connection with two conversions of $900,000 in total principal amount of Convertible Notes and $20,923.29 of total accrued interest. A $6.0 million Convertible Note (the "Note") was originally issued as part of a private placement to an institutional investor on February 26, 1997. After these conversions, the principal amount of Note outstanding is $5,100,000. The Company also issued Class G Stock Purchase Warrants to purchase a total of 278,820 shares of its Class A Common Stock in connection with the above conversions.

         The Note accrues interest at an annual rate of 7%, beginning August 26, 1997 and is due and payable on February 26, 2000 if and to the extent the Note is not previously converted pursuant to its terms. The Note is convertible (subject to certain maximum share limitations discussed below) at the option of the holder into shares of Class A Common Stock at a price equal to 85% of the Market Price per share on the date of conversion, if the conversion. Pursuant to the terms of the Note, the holder is entitled to receive (i) a Class G Stock Purchase Warrant for each two shares of Class A Common Stock issued to the holder upon conversion of the Note, and (ii) a certain number of Class G Stock Purchase Warrants in the event that the Company prepays the Note. Each Class G Stock Purchase Warrant is exercisable beginning August 26, 1997, or the first date after February 26, 1997 when the trading price of the Class A Common Stock is $6.00 or more, for a period of five years from the date of issue into one share of Class A Common Stock at an exercise price of $2.97 per share.

         The $6.0 million original principal amount of the Note is convertible into an aggregate maximum of 7,257,465 shares of Class A Common Stock. There have been no issuances other than the issuances reported herein in connection with the conversion of the Note. In the event that the shares of Class A Common Stock underlying the outstanding balance of the Note cannot be issued upon request for conversion due to the above referenced maximum share limitations, the Company is immediately obligated to repay the principal of that portion of the Note which is presented for conversion and cannot be converted, together with (i) a premium equal to 17.64% of such principal plus any accrued and unpaid interest on the Note, and (ii) that number of Class G Stock Purchase Warrants equal to 50% of the principal plus interest divided by the conversion price on the date of payment.


         SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LIDAK PHARMACEUTICALS

Date: July 9, 1997                     By: /s/ David H. Katz
     ------------------------             ---------------------------------
                                       President and Chief Executive Officer